Franklin, Louisiana

FOR RELEASE

JANUARY 29, 2009, 8:30 AM, CDT

For More Information Contact:

Patrick Little

President and CEO

(337) 560-7151

TECHE REPORTS SOLID FIRST QUARTER RESULTS

Diluted EPS steady at $0.83, Loan Charge Offs 0.01%, Quarterly Dividend $0.35

FRANKLIN, LA – (NYSE Alternext US-TSH)--Patrick Little, President and CEO of Teche Holding Company, holding company for Teche Federal Bank, today reported on earnings for the Company for the quarter ended December 31, 2008, the first quarter of fiscal 2009.

Earnings for the quarter ended December 31, 2008 amounted to $1.8 million or $0.83 per diluted share, compared to $1.9 million or $0.84 per diluted share for the same quarter in fiscal 2008, a decrease of $0.01 per diluted share, or 1.2%.

“Teche revenues this quarter showed solid results,” said Little, “with increases in both net interest income and non-interest income. Furthermore, we had increases in both SmartGrowth Deposits and SmartGrowth Loans,” he added. “But perhaps most importantly, our loan charge-offs were a very low 0.01% for the quarter, a key indication of the high asset quality of our loan portfolio.”

“In addition, the bank achieved diluted EPS of $0.83 even while incurring an impairment charge of $0.14 per diluted share,” Little said. “Our diluted earnings per share would have been $0.97 had we not incurred this charge.”

Finally, as previously announced, the Company declined participation in TARP Capital Purchase Program of the U.S. Treasury Department.

The Company reported the following key achievements:

•	Diluted EPS for the quarter remained relatively unchanged at $0.83.
•	Net Charge Offs for the quarter amounted to 0.01% of average loans.
•	Tangible equity remained solid at 8.59% at December 31, 2008.
•	The Bank’s total risk-based capital was a strong 12.29% at December 31, 2008.
•	The Bank declined participation in the TARP Capital Purchase Program of the U.S. Treasury Department.
•	Quarterly operating revenue increased 7.5%, or $0.8 million, to $10.8 million from $10.0 million in fiscal 2008.
•

SmartGrowth Deposits, in the past three months, increased 2.2%, or $7.4 millionto $337.8 million from $330.4 million at September 30, 2008. SmartGrowth Deposits in the past twelve months increased $48.6 million or 16.8%.

Page 1 of 11 Pages

•

SmartGrowth Loans, in the past three months increased 3.4%, or $14.6 million to $444.1 million, from $429.5 million at September 30, 2008. SmartGrowth Loans in the past twelve months increased $48.4 million or 12.2%.

•	Quarterly Dividends increased to $0.35 per share compared to $0.335 per share for the quarter ended December 31, 2007, an increase of 4.5%.

Asset Quality

Non-performing Assets to Total Assets increased to 0.93% at December 31, 2008, compared to 0.71% at December 30, 2007.

Net charge-offs for the quarter amounted to 0.01% of average loans. Net charge-offs for the same period in fiscal 2008 amounted to 0.03% of average loans.

Net charge-offs for the twelve-month period ended December 31, 2008 amounted to 0.07% of average loans, compared to 0.05% for the twelve-month period ending December 31, 2007.

The allowance for loan losses was 0.93% of total loans, or $5.6 million, at December 31, 2008 compared to 0.90% of total loans, or $5.3 million at December 31, 2007 and 0.94% of total loans, or $5.5 million at September 30, 2008.

Operating Revenue

Operating Revenue for the quarter amounted to $10.8 million, an increase of 7.5% or $0.8 million, compared to the same period in fiscal 2008.

Our steady increases in Operating Revenues for over ten years are a result of building customer relationships in our market areas and offering superior products and customer service,” said Little.

Net Interest Income

Net Interest Income for the three months ended December 31, 2008 amounted to $6.8 million compared to $6.1 million for the quarter ended December 31, 2007, an increase of 11.6%, or $708,000.

Net Interest Margin and Spread

Net interest margin amounted to 3.82% for the three-month period ended December 31, 2008; compared to 3.66% for the three-months ended December 31, 2007. The increase was primarily due to a decrease in interest rates paid on interest bearing deposits, offset somewhat by an increase in total deposits.

Spread amounted to 3.49% for the three month period ended December 31, 2008, compared to 3.21% for the same period in the previous year. Compared to the same quarter last year, average yield on earnings assets decreased 53 basis points from 6.79% to 6.26%, while average cost of funds decreased 73 basis points from 3.50% to 2.77%.

Page 2 of 11 Pages

Gain (Loss) on Investments

The company recorded an impairment charge of $436,000 ($296,000 net of taxes, $0.14 per diluted share) during the quarter to adjust selected investment securities to market value. The adjustment was due to the portfolio of private label mortgage backed securities and to a small community bank fund with remaining net book values of $6.0 million and $0.1 million respectively, as of December 31, 2008. Approximately 86% of the portfolio of private label securities is rated AAA, AA or A by the bond rating agencies. Securities rated below investment grade amounting to $0.9 million represent only 0.1% of total assets and 1.1% of total securities. Substantially all of the impairment charge was incurred in the securities rated below investment grade.

(millions)
	NBV	12/31/08	NBV	Diluted
	Before	Impairment	After	EPS
Private Label MBS’s	$ 6.3	$ 0.3	$ 6.0	$ (0.10)

Bank Equity Fund	$ 0.2	$ 0.1	$ 0.1	$ (0.04)

Totals	$ 6.5	$ 0.4	$ 6.1	$ (0.14)

Capital

The ratio of tangible equity to total assets at December 31, 2008 amounted to 8.59%, compared to 8.40% at September 30, 2008 and 8.88% at December 31, 2007. The decrease compared to the previous year is primarily due to stock repurchases in fiscal 2008, offset somewhat by earnings for fiscal 2008. The increase in this ratio compared to the linked quarter was primarily due to earnings for the quarter.

Total risk-based capital amounted to 12.29% compared to 12.21% at September 30, 2008 and 12.05% at December 31, 2007.

During fiscal 2008, in a single privately negotiated transaction, the company repurchased 99,800 shares. As a result of this and other repurchases during the year, the Company had 2.1 million shares of common stock as of December 31, 2008.

TARP

After being notified by the U.S. Treasury Department that the Company had been approved to participate in the TARP Capital Purchase Program, Company officials notified the U.S. Treasury Department of its decision to decline participation in the program.

“We appreciate the federal government’s recognition of our financial strength in approving Teche’s participation in the TARP Capital Purchase Program,” stated Little. “However, we are already a strong bank, are well capitalized and therefore have the means and ability to continue our highly successful lending programs.”

Increase in Dividends

Since 2003, the Company has increased dividends for six consecutive years and on December 31, 2008 paid a $0.35 per share quarterly dividend. Based on the closing price of the Company’s common stock on December 31, 2008 of $25.01, the annualized dividend yield was 5.6%.

Page 3 of 11 Pages

Non-Interest Income

Non-interest income for quarter ended December 31, 2008 amounted to $4.0 million, compared to $3.9 million for quarter ended December 31, 2007, an increase of $45,000 or 1.2%.

Non-interest income amounted to 36.6% of operating income for the quarter ended December 31, 2008, compared to 38.9% for the three months ended December 31, 2007 and to 38.6% for the linked quarter. Deposit service charges amounted to 91.8% of total non-interest income for the quarter ended December 31, 2008, compared to 92.7% for the quarter ended December 31, 2007 and 95.2% for the linked quarter.

Non-Interest Expense

Non-interest Expense amounted to $7.6 million for the quarter ended December 31, 2008, compared to $7.0 million for the three months ended December 31, 2007, primarily due to compensation expense.

Loan Growth

Three Month Growth Net Loans Receivable increased to $598.9 million at December 31, 2008, from $584.6 million at September 30, 2008, a linked quarter increase of $14.3 million, or 2.4%. SmartGrowth Loans, consisting of commercial loans, home equity loans, alternative mortgage loans and consumer loans, were $444.1 million, or 73.5% of total loans at December 31, 2008, compared to $429.5 million, or 72.8% at September 30, 2008, a three month increase of $14.6 million, or 3.4%.

Commercial loan balances at December 31, 2008 amounted to $195.8 million, compared to $187.8 million at September 30, 2008, a three month increase of $8.0 million or 4.2%. Consumer loan balances at December 31, 2008 amounted to $102.4 million, compared to $98.6 million at September 30, 2008, a linked quarter increase of $3.8 million, or 3.9%.

Twelve Month Growth Net Loans Receivable increased to $598.9 million at December 31, 2008 from $579.7 million at December 31, 2007 a twelve month increase of $19.2 million, or 3.3%. SmartGrowth Loans increased to $444.1 million at December 31, 2008, from $395.7 million at December 31, 2007, a twelve month increase of $48.4 million, or 12.2%.

Commercial loan balances at December 31, 2008 amounted to $195.8 million, compared to $171.4 million at December 31, 2007 a twelve month increase of $24.3 million, or 14.2%. Consumer loan balances at December 31, 2008 amounted to $102.4 million, a twelve month increase of $17.5 million, or 20.7%.

Deposit Growth

Three Month Growth. Total Deposits decreased to $588.8 million at December 31, 2008, from $589.2 million at September 30, 2008, a linked quarter decrease of $0.4 million or 0.1%. The Company’s SmartGrowth Deposit Accounts, consisting of checking accounts, money market accounts, and savings

Page 4 of 11 Pages

accounts, had solid growth. Total SmartGrowth Deposits grew $7.4 million to $337.8 million or 2.2% at December 31, 2008, from $330.4 million at September 30, 2008.

Checking account balances at December 31, 2008 increased $14.1 million, or 9.8%, to $158.7 million from $144.6 million at September 30, 2008

Twelve Month Growth. Total Deposits increased to $588.8 million at December 31, 2008, from $558.6 million at December 31, 2007, a twelve month increase of $30.2 million, or 5.4%. Total SmartGrowth Deposits grew $48.6 million, or 16.8% from $289.2 million at December 31, 2007.

SmartGrowth Deposits amounted to 57.4% of total deposits as of December 31, 2008.

Checking account balances at December 31, 2008 increased 16.1%, or $22.0 million in the past 12 months. Checking account balances now account for 27.0% of total deposits.

Teche Holding Company is the parent company of Teche Federal Bank, which operates twenty offices in South Louisiana and serves over 60,000 customers. Teche Federal Bank is the fourth largest publicly owned bank based in Louisiana with over $700 million in assets. Deposits at Teche Federal Bank are insured up to the legal maximum amount by the Federal Deposit Insurance Corporation (FDIC). Teche Holding Company’s common stock is traded under the symbol “TSH” on the NYSE Alternext US.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Teche Holding Company with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Page 5 of 11 Pages

TECHE HOLDING COMPANY

(Dollars in thousands, except per share data)

Franklin, LA

Statements of Income

(UNAUDITED)

	Three months ended	Three months ended	Three months ended
	December	September	December
	2008	2008	2007

Interest Income	$11,214	$11,417	$11,361
Interest Expense	4,378	4,620	5,233
Net Interest Income	6,836	6,797	6,128
Provision for Loan Losses	155	160	180
Net Interest Income after
Provision for Loan Losses	6,681	6,637	5,948
Non Interest Income	3,952	4,279	3,907
Non Interest Expense	7,595	7,603	6,992
Income Before Gain on Sales of
Securities and Income Taxes	3,038	3,313	2,863
Gain(Loss) on
Securities	(436)	(407)	0
Income Taxes	838	787	980

Net Income	$1,764	$2,119	$1,883

Selected Financial Data

Dividends Declared Per Share	$0.35	$0.35	$0.335
Basic Earnings Per Common Share	$0.83	$1.00	$0.85
Diluted Earnings Per Common Share	$0.83	$0.99	$0.84
Annualized Return on Avg. Assets	0.92%	1.11%	1.04%
Annualized Return on Avg. Equity	10.37%	12.28%	11.16%
Annualized Return on Avg.
Tangible Equity (1)	11.00%	13.02%	11.91%
Yield on Interest Earning Assets	6.26%	6.42%	6.79%
Cost of Interest Bearing Liabilities	2.77%	2.91%	3.50%
Spread	3.49%	3.51%	3.21%
Net Interest Margin	3.82%	3.82%	3.66%
Non-Interest Income/Avg. Assets	2.05%	2.24%	2.16%
Non-Interest Expense/Avg. Assets	3.94%	3.97%	3.87%
Net Charge Offs/Avg. Loans	0.01%	0.01%	0.03%
Weighted avg. shares Outstanding
Basic	2,118	2,118	2,210
Diluted	2,128	2,133	2,240

AVERAGE BALANCE SHEET DATA
Total Assets	$770,227	$765,779	$723,584
Earning assets	$716,127	$711,430	$669,198
Loans	$601,355	$591,898	$577,559
Interest-bearing deposits	$528,575	$537,422	$500,393
Total deposits	$596,881	$593,862	$552,964
Total stockholders’ equity	$68,057	$69,045	$67,514

(1)	Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense on a tax-effected basis. The amount was calculated using the following information.

Annualized Return on Avg. Tangible Equity

Average Stockholders’ Equity	$68,057	$69,045	$67,514
Less average goodwill and other intangible
assets, net of related income taxes	3,715	3,723	3,806
Average Tangible Equity	$64,342	$65,322	$63,708

Net Income	$1,764	$2,119	$1,883
Plus Amortization of core deposit
intangibles, net of related income taxes	7	7	14
Net Income, as adjusted	$1,771	$2,126	$1,897

Page 6 of 11 Pages

TECHE HOLDING COMPANY

(Dollars in thousands, except per share data)

Franklin, LA

Balance Sheets

(UNAUDITED)

at

	Dec. 31, 2008	Sept. 30, 2008	Dec. 31, 2007

SmartGrowth Loans
Consumer	$102,438	$98,632	$84,902
Commercial	195,754	187,791	171,414
Home Equity	57,720	55,713	53,895
Alternative Mortgage Loans	88,181	87,404	85,463
Total SmartGrowth Loans	444,093	429,540	395,674
Mortgage Loans (owner occupied conforming)	160,410	160,596	189,298
	604,503	590,136	584,972
Allowance for Loan Losses	(5,631)	(5,545)	(5,261)
Loans Receivable, Net	598,872	584,591	579,711

Cash and Securities	120,235	135,819	102,032
Goodwill and Other Intangibles	3,745	3,756	3,796
Foreclosed Real Estate	672	343	1,202
Other	44,094	44,979	48,689
TOTAL ASSETS	$767,618	$769,488	$735,430

SmartGrowth Deposits
Checking	$158,742	$144,601	$136,728
Money Market	121,621	130,399	102,399
Savings	57,387	55,390	50,029
Total Smart Growth Deposits	337,750	330,390	289,156
Time Deposits	251,032	258,838	269,398
Total Deposits	588,782	589,228	558,554

FHLB Advances	103,491	104,877	102,436
Other Liabilities	6,013	7,339	5,750
Stockholders’ Equity	69,332	68,044	68,690
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$767,618	$769,488	$735,430

Ratio of Equity to Assets	9.03%	8.84%	9.34%
Tangible Equity Ratio (2)	8.59%	8.40%	8.88%
Risk-Based Capital Ratio	12.29%	12.21%	12.05%
Book Value per Common Share	$32.72	$32.12	$31.08
Tangible Book Value Per Common Share (2)	$31.00	$30.37	$29.39
Non-performing Assets/Total Assets	0.93%	0.88%	0.71%
Shares Outstanding (in thousands)	2,116	2,118	2,210

(2)	Eliminates the effect of goodwill and the core deposit intangible assets and the related accumulated amortization on a tax-effected basis. The amount was calculated using the following information:

Stockholders’ Equity	$69,332	$68,044	68,690
Less goodwill and other Intangible
assets, net of related income taxes	(3,712)	(3,721)	(3,747)
Tangible Stockholders’ Equity	$65,620	$64,323	$64,943

Total Assets	$767,619	$769,488	$735,430
Less goodwill and other Intangible
assets, net of related income taxes	(3,712)	(3,721)	(3,747)
Total Tangible Assets	$763,907	$765,767	$731,683

Page 7 of 11 Pages

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
December 31, 2008	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$26,309	$—	0.00%	$—	0.00%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans	12,116	—	0.00%	19	0.16%
All Other
Secured by First Liens	327,762	14	0.00%	4,030	1.23%
Secured by Junior Liens	15,472	—	0.00%	110	0.71%
Multifamily (5+ Dwelling Units)	29,091	—	0.00%	559	1.92%
Nonresidential Property (Except Land)	74,665	—	0.00%	371	0.50%
Land	34,888	—	0.00%	265	0.76%

Non-Real Estate Loans:
Commercial Loans	28,445	—	0.00%	315	1.11%
Consumer Loans:
Loans on Deposits	8,304	—	0.00%	258	3.11%
Auto Loans	2,951	—	0.00%	39	1.32%
Mobile Home Loans	38,833	32	0.08%	455	1.17%
Other	5,666	15	0.26%	13	0.23%

Gross Loans	$604,502	$61	0.01%	$6,434	1.06%

Non-accruals	$4,908
OREO & Foreclosed	672
90 + Days Past Due	1,526
Nonperforming Assets	$7,106

NPAs/Assets	0.93%
NPAs/(Loans + OREO)	1.17%
LLR/Loans	0.93%
Net Charge-offs/Loans	0.01%

Page 8 of 11 Pages

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
September 30, 2008	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$31,824	$—	0.00%	$198	0.62%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans	10,191	—	0.00%	—	0.00%
All Other
Secured by First Liens	322,221	38	0.01%	3,514	1.09%
Secured by Junior Liens	15,288	31	0.20%	74	0.48%
Multifamily (5+ Dwelling Units)	24,692	—	0.00%	734	2.97%
Nonresidential Property (Except Land)	67,999	—	0.00%	493	0.73%
Land	34,655	—	0.00%	619	1.79%

Non-Real Estate Loans:
Commercial Loans	29,709	—	0.00%	249	0.84%
Consumer Loans:
Loans on Deposits	8,189	1	0.01%	92	1.12%
Auto Loans	3,517	6	0.17%	44	1.25%
Mobile Home Loans	36,675	—	0.00%	355	0.97%
Other	5,176	9	0.17%	12	0.23%

Gross Loans	$590,136	$85	0.01%	$6,384	1.08%

Non-accruals	$3,863
OREO & Foreclosed	377
90 + Days Past Due	2,521
Nonperforming Assets	$6,761

NPAs/Assets	0.88%
NPAs/(Loans + OREO)	1.14%
LLR/Loans	0.94%
Net Charge-offs/Loans	0.01%

Page 9 of 11 Pages

Average Loan Balances & Yields	12/31/2008	12/31/2008	9/30/2008	9/30/2008	Change	Change
	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$373,041	6.32%	$368,232	6.44%	$4,809	-0.12%
Commercial	119,505	6.62%	118,873	6.70%	632	-0.08%
	492,546	6.39%	487,105	6.50%	5,441	-0.11%

Non-Real Estate Loans
Commercial	29,500	6.52%	28,779	6.88%	721	-0.36%
Consumer	74,929	9.16%	71,852	9.13%	3,077	0.03%
	104,429	8.42%	100,631	8.49%	3,798	-0.07%

Total All Loans	$596,975	6.74%	$587,736	6.84%	$9,239	-0.10%

Average Loan Balances & Yields	12/31/2008	12/31/2008	12/31/2007	12/31/2007	Change	Change
	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$373,041	6.32%	$385,691	6.58%	$(12,650)	-0.26%
Commercial	119,505	6.62%	112,143	7.43%	7,362	-0.81%
	492,546	6.39%	497,834	6.77%	(5,288)	-0.38%

Non-Real Estate Loans
Commercial	29,500	6.52%	16,828	7.77%	12,672	-1.25%
Consumer	74,929	9.16%	63,510	9.10%	11,419	0.06%
	104,429	8.42%	80,338	8.82%	24,091	-0.40%

Total All Loans	$596,975	6.74%	$578,172	7.06%	$18,803	-0.31%

Page 10 of 11 Pages

Interest-bearing Liabilities: Linked Quarter Comparison

Average balances	12/31/2008	12/31/2008	9/30/2008	9/30/2008	Change	Change	%Balance
	$Balance	Avg. Yield	Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$92,918	0.57%	$84,994	0.54%	$7,924	0.04%	9.3%
Non-interest bearing Deposits	61,961	0.00%	56,438	0.00%	5,523	0.00%	9.8%
Checking Total	154,879	0.34%	141,432	0.32%	13,447	0.02%	9.5%

Savings Accounts	55,794	0.82%	55,159	0.80%	635	0.03%	1.2%
Money Market Accounts	123,950	1.90%	137,527	2.07%	(13,577)	-0.16%	-9.9%

Total Smart Growth Deposits	334,623	1.00%	334,118	1.12%	505	-0.12%	0.2%

Time Deposits	255,914	3.62%	259,751	3.89%	(3,837)	-0.27%	-1.5%

FHLB Advances	103,974	4.52%	98,067	4.52%	5,907	0.00%	6.0%

Total Interest-bearing liabilities	$632,550	2.74%	$635,498	2.87%	$(2,948)	-0.14%	-0.5%

Non-interest bearing Deposits	$61,961	0.00%	$56,438	0.00%	$5,523	0.00%	9.8%

Interest-bearing Liabilities: Prior Year Comparison

Average balances	12/31/2008	12/31/2008	12/31/2007	12/31/2007	Change	Change	%Balance
	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$92,918	0.57%	$79,473	0.59%	$13,445	-0.02%	16.9%
Non-interest bearing Deposits	61,961	0.00%	52,571	0.00%	9,390	0.00%	17.9%
Checking Total	154,879	0.34%	132,044	0.36%	22,835	-0.01%	17.3%

Savings Accounts	55,794	0.82%	50,250	0.77%	5,544	0.06%	11.0%
Money Market Accounts	123,950	1.90%	96,411	3.49%	27,539	-1.58%	28.6%

Total Smart Growth Deposits	334,623	1.00%	278,705	1.51%	55,918	-0.52%	20.1%

Time Deposits	255,914	3.62%	274,259	4.35%	(18,345)	-0.73%	-6.7%

Total Deposits	590,537	2.14%	552,964	2.92%	37,573	-0.78%	6.8%

FHLB Advances	103,974	4.52%	97,673	4.72%	6,301	-0.20%	6.5%

Total Interest-bearing liabilities	$632,550	2.74%	$598,066	3.47%	$34,484	-0.74%	5.8%

Non-interest bearing Deposits	$61,961	0.00%	$52,571	0.00%	$9,390	0.00%	17.9%

Page 11 of 11 Pages